SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
                  OF THE SECURITIES EXCHANGE ACT OF 1934
                            (Amendment No. )

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                        PUTNAM PREMIER INCOME TRUST
             (Name of Registrant as Specified In Its Charter)

                (Name of Person(s) Filing Proxy Statement,
                         if other than Registrant)

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
                   Q & A for Putnam Premier Income Trust


On or about April 22, 1998 a proxy statement was sent to shareholders of Putnam Premier Income Trust asking for their vote on the following matters: (1) for fixing the number of and electing the fund's Trustees; (2) ratifying the selection of the fund's independent auditors; (3.A.) approving an amendment the fund's fundamental investment restriction with respect to diversification; (3.B.) approving an amendment to the fund's fundamental investment restriction with respect to investments in the voting securities of a single issuer; (3.C.) approving an amendment to the fund's fundamental investment restriction with respect to making loans; (3.D.) approving an amendment to the fund's fundamental investment restriction with respect to investments in commodities; (3.E.) approving an amendment to the fund's fundamental investment restriction with respect to investments in real estate; (4.A.) approving the elimination of the fund's fundamental investment restriction with respect to investments in securities of issuers in which management of the fund or Putnam Investment Management, Inc. owns securities; (4.B.) approving the elimination of the fund's fundamental investment restriction with respect to margin transactions; (4.C.) approving the elimination of the fund's fundamental investment restriction with respect to short sales; (4.D.) approving the elimination of the fund's fundamental investment restriction with respect to pledging assets; (4.E.) approving the elimination of the fund's fundamental investment restriction with respect to investments in restricted securities; (4.F.) approving the elimination of the fund's fundamental investment restriction with respect to investments in oil, gas and mineral interests; and (4.G.) approving the elimination of the fund's fundamental investment restriction with respect to investing to gain control of a company's management.

Listed below are questions shareholders are likely to ask and recommended responses.

                                Proposal 1
                           Election of Trustees

What is being proposed?

The Nominating Committee of the Trustees, which consists solely of Trustees who are independent with no financial interest in Putnam Management, recommends that the number of Trustees be fixed at sixteen and that shareholders vote for the election of the nominees for Trustees.

What are the Trustees' responsibilities?

The Trustees are responsible for the general oversight of your fund's business and for assuring that your fund is managed in the best interests of the shareholders.

                               Proposal 2
                          Election of Auditors

Who has selected the independent auditors of the fund?

The Trustees have selected Price Waterhouse LLP as the independent auditors of your fund and shareholders are being asked to ratify the selection for the current year.

What were the reasons for the selection of Price Waterhouse LLP as the independent auditors of the fund?

The Trustees selected Price Waterhouse LLP primarily based on its expertise as auditors of investment companies, the quality of its audit services and the competitiveness of its fees.

                              Proposal 3.A.
               Amending the Fund's Fundamental Investment
               Restriction With Respect to Diversification

What are the Trustees proposing?

The Trustees are recommending that the fund's fundamental investment restriction with respect to the diversification of its investments be revised to reflect the standard restriction used by other Putnam funds and to grant the fund the maximum investment flexibility permitted under applicable Internal
Revenue Code of 1986 rules.

If the proposal is approved, the fund will, with respect to 50% of its assets, be able to invest in any number of issuers subject only to the Internal Revenue Code provision generally restricting investment by the fund to not more than 25% of its total assets in any one issuer (other than U.S. government securities or the securities of other regulated investment companies). The amended restriction would continue to exclude from its limitations U.S. government securities, and would clarify, consistent with the definitions under the Internal Revenue Code and the Investment Company Act of 1940, that U.S. government securities include obligations issued or guaranteed as to interest or principal by the U.S. government or its agencies or instrumentalities. The fund will continue to be able to invest up to 25% of its assets in debt obligations issued by, or backed by the credit of, any foreign government or its agencies or instrumentalities, to the extent consistent with the Internal Revenue Code requirements.

Putnam Management believes that this enhanced investment flexibility could assist the fund in achieving its investment objective. However, during times when Putnam Management invests a higher percentage of the fund's assets in one or more issuers, the value of the fund's shares may fluctuate more widely than the value of shares of a portfolio investing in a larger number of issuers.
                              Proposal 3.B.
       Amending the Fund's Fundamental Investment Restriction with Respect to Investments in the Voting Securities of a Single
                                 Issuer

What are the Trustees proposing?

The Trustees are recommending that the fund's fundamental investment restriction with respect to investments in the voting securities of a single issuer be revised to reflect the standard restriction used by other Putnam funds and to grant the fund the maximum flexibility permitted under the Internal Revenue Code. Under the Internal Revenue Code, a nondiversified fund, such as the fund, may not invest, with respect to 50% of its total assets, in the securities of an issuer if as a result it would own more than 10% of the outstanding voting securities of that issuer. The remaining 50% of the fund's total assets is not subject to this limitation.

The amendment enables the fund to purchase more than 10% of the voting securities of an issuer with respect to 50% of the fund's total assets. Since the fund invests primarily in fixed-income securities, which are not typically voting securities, this proposal will have little practical effect on the fund. Nevertheless, Putnam Management believes it would be in the best interest of the fund to conform the policy to provide the fund with maximum flexibility should circumstances change.

To the extent the fund individually or with other funds and accounts managed by Putnam Management or its affiliates were to own all or a major portion of the outstanding voting securities of a particular issuer, under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer the fund could find it more difficult to sell these voting securities when Putnam Management believes it advisable to do so, or may be able to sell the securities only at prices significantly lower than if they were more widely held.

                              Proposal 3.C.
       Amending the Fund's Fundamental Investment Restriction with
                         Respect to Making Loans

What are the Trustees proposing?

The Trustees are recommending that the fund's fundamental investment restriction with respect to making loans be revised to reflect the standard restriction expected to be used by other
Putnam funds and to clarify that the fund is permitted to participate in a proposed "interfund lending program."

If the proposal is approved, your fund would be able to participate in an interfund lending
program that would allow the
fund, through a master loan agreement, from time to time to lend available cash to other Putnam funds to meet such funds' temporary or emergency borrowing needs. By the terms of the program, a borrowing fund would be obligated to repay a lending fund. As such, the lending fund could be viewed in such a circumstance as effectively "purchasing" a debt obligation of such a borrowing fund. The fund would only make loans under the program if it could receive an interest rate higher than those available for repurchase agreements. There is a risk that the fund could experience a delay in obtaining prompt repayment of a loan and, unlike repurchase agreements, the fund would not necessarily have received collateral for its loan. A delay in obtaining prompt payment could cause the fund to miss an investment opportunity or to incur costs to borrow money to replace the delayed payment.

Since the Putnam funds may be considered affiliated parties, interfund lending may be prohibited by the Investment Company Act of 1940 and would be implemented only upon receipt of an exemptive order of the Securities and Exchange Commission.

                              Proposal 3.D.
       Amending the Fund's Fundamental Investment Restriction with
                  Respect to Investments in Commodities

What are the Trustees proposing?

The Trustees are recommending that the fund's fundamental investment restriction with respect to investments in commodities be revised to reflect the standard restriction used by other
Putnam funds.

Under the revised restriction, the fund will continue to be able to engage in a variety of transactions involving the use of financial futures and options, as well as various other financial transactions to the extent consistent with its investment objective and policies. Although the fund may already engage in many of these activities, Putnam Management believes that the revised language more clearly sets forth the fund's policy. The addition of financial transactions not involving physical commodities is intended to give the fund maximum flexibility to invest in a variety of financial instruments that could technically be considered commodities, but which do not involve the direct purchase or sale of physical commodities, which is the intended focus of the restriction.

Foreign exchange transactions are subject to many of the risks associated with futures and options. However, given the fund's investment policies, Putnam Management currently has no present intention of engaging in such transactions on behalf of the fund.

                              Proposal 3.E.
       Amending the Fund's Fundamental Investment Restriction with
                  Respect to Investments in Real Estate

What are the Trustees proposing?


The

Trustees
 are recommending that the fund's fundamental investment restriction with respect to investments in real estate be revised to reflect the standard restriction used by other
Putnam funds and to grant the fund greater flexibility.

If the proposal is approved, the fund would be able to own real estate directly as a result of the exercise of its rights in connection with debt obligations it owns. In such cases, the ability to acquire and dispose of real estate may serve to protect the fund during times where an issuer of debt securities is unable to meet its obligations. Putnam Management believes that this enhanced flexibility could assist the fund in achieving its investment objective.

To the extent the fund holds real estate-related securities, it will be subject to the risks associated with the real estate market. These risks may include declines in the value of real estate, changes in general or local economic conditions, overbuilding, difficulty in completing construction, increased competition, changes in zoning laws, increases in property taxes and operating expenses, and variations in rental income. Generally, increases in interest rates will increase the costs of obtaining financing, which may result in a decrease in the value of such investments.

In addition, in order to enforce its rights in the event of a default of an issuer of these securities, the fund may be required to participate in various legal proceedings or take possession of and manage assets securing the issuer's obligations. This could increase the fund's operating expenses and adversely affect the fund's net asset value.

                             Proposal 4.A.
     Eliminating the Fund's Fundamental Investment Restriction with
        Respect to Investments in Securities of Issuers in Which
    Management of the Fund or Putnam Investment Management, Inc. Owns
                               Securities

What are the Trustees proposing?

The Trustees are recommending eliminating the fund's fundamental investment restriction which prevents the fund from investing in the securities of issuers in which management of the fund or Putnam Management owns a certain percentage of securities.

The fund originally adopted this restriction to comply with state securities law requirements which are no longer applicable to the fund. Since the 1940 Act does not require the fund to have such a restriction, Putnam Management recommended that this restriction be eliminated.

If this proposal is approved, the fund may invest in the securities of any issuer without regard to ownership in such issuer by management of the fund or Putnam Management, except to the extent prohibited by the fund's investment policies or the 1940 Act. Putnam Management believes that this enhanced flexibility could assist the fund in meeting its investment objective.

                             Proposal 4.B.
     Eliminating the Fund's Fundamental Investment Restriction with
                    Respect to Margin Transactions

What are the Trustees proposing?

The Trustees are recommending that the fund's fundamental investment restriction with respect to margin transactions be eliminated. "Margin transactions" involve the purchase of securities with money borrowed from a broker, with cash or eligible securities being used as collateral against the loan.

The fund originally adopted this restriction to comply with state securities law requirements which are no longer applicable to the fund. Since the 1940 Act does not require the fund to have such a restriction, Putnam Management recommended that this restriction be eliminated.

If this proposal is approved, the fund would have no formal restriction with respect to engaging in margin transactions. However, the fund's potential use of margin transactions beyond transactions in financial futures and options and for the clearance of purchases and sales of securities, including the use of margin in ordinary securities transactions, is currently limited by SEC guidelines which prohibit margin transactions because they create senior securities. The fund's ability to engage in margin transactions is also limited by its investment policies, which generally permit the fund to borrow money only in limited circumstances.

                             Proposal 4.C.
     Eliminating the Fund's Fundamental Investment Restriction with
                         Respect to Short Sales

What are the Trustees proposing?

The Trustees are recommending that the fund's fundamental investment restriction with respect to short sales be eliminated.

The fund originally adopted this restriction to comply with state securities law requirements which are no longer applicable to the fund. Since the 1940 Act does not require the fund to have such a restriction, Putnam Management recommended that this restriction be eliminated.

If this proposal is approved, the fund would be able to engage in short sales other than those "against the box" (in which the fund owns or has the right to acquire at no added cost securities identical to those sold short). However, Putnam Management does not currently intend to engage in short sales on behalf of the fund.

In a typical short sale, the fund would borrow securities from a broker that it anticipates will decline in value in order to sell to a third party. The fund becomes obligated to return securities of the same issue and quantity at some future date, and it realizes a loss to the extent the securities increase in value and a profit to the extent the securities decline in value (after including any associated costs). Since the value of a particular security can increase without limit, the fund could potentially realize losses with respect to short sales which are not "against the box" that are significantly greater than the value of the securities at the time they are sold short.

                             Proposal 4.D.
     Eliminating the Fund's Fundamental Investment Restriction with
                       Respect to Pledging Assets

What are the Trustees proposing?

The Trustees are recommending that the fund's fundamental investment restriction which limits the fund's ability to pledge its assets be eliminated.

The fund originally adopted this restriction to comply with state securities law requirements which are no longer applicable to the fund. Since the 1940 Act does not require the fund to have such a restriction, Putnam Management recommended that this restriction be eliminated.

This proposal would remove all restrictions on the fund's ability to pledge assets. Putnam Management recommended the proposal to the Trustees because it believes that the fund's current limits on pledging may conflict with the fund's ability to borrow money for temporary or emergency purposes. This conflict arises because lenders may require borrowers such as the fund to pledge assets in order to collateralize the amount borrowed. Often, these collateral requirements are for amounts larger than the principal amount of the loan. If the fund needed to borrow the maximum amount permitted by it policies (currently 15% of its total assets), it might be possible that a bank would require collateral in excess of 15% of the fund's total assets. Therefore, the limit on pledging assets may have the effect of reducing the amount that the fund may borrow in these situations.

Pledging assets does entail certain risks. To the extent that the fund pledges its assets, the fund may have less flexibility in liquidating its assets. If a large portion of the fund's assets were involved, the fund's ability to meet other obligations could be delayed.

                             Proposal 4.E.
       Eliminating the Fund's Fundamental Investment Restriction
          With Respect to Investments in Restricted Securities

What are the Trustees proposing?

The Trustees are recommending that the fund's fundamental investment restriction which limits the fund's investments in securities subject to restrictions on resale, which are known as "restricted securities," be eliminated.

Putnam Management recommended that this restriction be eliminated because it is unnecessary in light of current regulatory requirements; the Investment Company Act of 1940 does not require the fund to have such a restriction. Current regulatory requirements relating to "restricted securities" prohibit the fund from investing more than 15% of its net assets in any combination of (a) securities which are not readily marketable,
(b) securities restricted as to resale (excluding securities determined by the Trustees of the fund (or the person designated by the Trustees of the fund to make such determinations) to be readily marketable), and (c) repurchase agreements maturing in more than seven days.

To the extent the fund invests in restricted securities, the fund may encounter difficulty in determining the fair value of such securities. The fund also may be unable to sell such securities at a time when it may otherwise be desirable to do so or may have to sell them at less than fair market value.

                             Proposal 4.F.
        Eliminating the Fund's Fundamental Investment Restriction with
                Respect to Investments in Oil, Gas and Mineral Interests

What are the Trustees proposing?

The Trustees are recommending that the fund's fundamental investment restriction relating to investments in oil, gas and mineral interests be eliminated.

The fund originally adopted this restriction to comply with state securities law requirements which are no longer applicable to the fund. Since the 1940 Act does not require the fund to have such a restriction, Putnam Management recommended that this restriction be eliminated.

If this proposal is approved, the fund would be able to invest directly in oil, gas and mineral interests, and in a variety of securities the value of which is dependent upon the value of such interests. Investments in oil, gas and other mineral leases, rights or royalty contracts, and in securities which derive their value in part from such instruments, entail certain risks. The prices of these investments are subject to substantial fluctuations, and may be affected by unpredictable economic and political circumstances such as social, political, or military disturbances, the taxation and regulatory policies of various governments, the activities and policies of OPEC (an organization of major oil producing countries), the existence of cartels in such industries, the discovery of new reserves and the development of new techniques for producing, refining and transporting such materials and related products, the development of new technology, energy conservation practices, and the development of alternative energy sources and alternative uses for such materials and related products. In addition, in order to enforce its rights in the event of a default of an issuer of these securities, the fund may be required to participate in various legal proceedings or take possession of and manage assets securing the issuer's obligations. This could increase the fund's operating expenses and adversely affect the yield on its shares.

                             Proposal 4.G.
     Eliminating the Fund's Fundamental Investment Restriction with
      Respect to Investing to Gain Control of a Company's Management

What are the Trustees proposing?

The Trustees are recommending that the fund's fundamental investment restriction which states that the fund may not "[m]ake investments for the purpose of gaining control of a company's management" be eliminated. Eliminating the restriction would make it clear that the fund can freely exercise its rights as a shareholder of the various companies in which it may invest, which activities could at times fall under the technical definition of control under the securities laws. These rights may include the right to actively oppose or support the management of such companies.

Since the fund invests primarily in fixed-income securities, this proposal will not impact the majority of the fund's investments.
Nevertheless, Putnam Management believes it would be in the best interest of the fund to eliminate the restriction.




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